Exhibit 23.1

Consent of Grant Thornton, Independent Registered Public Accounting Firm

We have issued our report dated July 16, 2004, accompanying the consolidated financial statements of Cortelco China Corporation and Subsidiary on Form 8-K/A as of December 31, 2003 and for the year then ended. We hereby consent to the incorporation by reference of said report in the Registration Statement of Eon Communications Corporation and Subsidiaries on Form S-8 (File No. 333-36460).

/s/ Grant Thornton

Hong Kong
August 12, 2004